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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Noble Corporation of our report dated January 30, 2003 relating to the consolidated financial statements, which appears in Noble Corporation's Annual Report on Form 10-K for the year ended December 31, 2002.

PricewaterhouseCoopers LLP

Houston, Texas
July 29, 2003